SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON DC  20549

                                  FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




                        Date of Report: December 1, 2000
                        ---------------------------------
                        (Date of earliest event reported)




                      Bion Environmental Technologies, Inc.
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              (Exact Name of Registrant as Specified in its Charter




           Colorado                  0-19333                 84-1176672
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    (State of Incorporation)    (Commission File No.)    (I.R.S. Employer
                                                          Identification No.)




             18 East 50th Street 10th Floor New York, NY 10022
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           (Address and Zip Code of Principal Executive Offices)




      Registrant's telephone number including area code: (212) 758-6622
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ITEM 5.  OTHER EVENTS

     1. On December 1, 2000, we and D2 Co., LLC ("D2") agreed to amend the Management Agreement that we entered into on December 23, 1999 and subsequently modified on August 10, 2000 (see our Forms 8-K dated December 11, 1999, Exhibit 10.1; and August 3, 2000, Item 2 and Exhibit 99.2). We agreed to amend the following provisions: (1) we extended D2's service for an additional 18 months; (2) we specified annual base compensation to be paid to D2 for services at $500,000 (calendar year 2001), $600,000 (calendar year
2002), and $750,000 (calendar year 2003); (3) we agreed to the cancellation of all outstanding Bion warrants owned by D2 (except 30,000 Class J1 warrants) and Bion agreed to terms for the repayment to D2 of the $1,000,000 (cash and promissory note) which D2 paid to Bion for the cancelled warrants; (4) we specified that the Board of Directors of Bion shall in January of each year review the performance of all personnel including D2 for the prior year and award bonuses based on parameters developed by the Board annually, which bonuses for D2 may range between 0% and 200% of base compensation; (5) we established compensation for "Special Projects," if any, authorized by the Board not within the scope of D2's duties; and (6) it was agreed that: a) in the event that Bion does not have the funds to pay for amounts owed to D2, Bion may elect to make such payments in securities of Bion, b) Bion shall, at the request of D2, utilize a "Rabbi Trust" or other format to defer compensation to D2, and c) in the event of a change of control of Bion, all compensation due D2 shall be accelerated and paid to D2. For details, see
Exhibit 99.1 herein.

     2. On January 8, 2001, we agreed to sell to Southview. Inc. (a corporation wholly owned by David J. Mitchell, our CEO and President) ("Southview"), and Southview agreed to purchase, 6.5 million warrants for the sum of $500,000 cash payable on or before February 16, 2001. The basic terms of these warrants shall be: a) 3,250,000 warrants exercisable, in whole or in part, at $1.00 per share from February 16, 2001 until February 16, 2006; b) 3,250,000 warrants exercisable from February 16, 2001 until February 16, 2006, the exercise price of which will be: i) $1.00 per share in the event that the Common Stock of Bion trades with a closing price greater than $4.00 for 20 consecutive trading days prior to exercise; ii) $1.50 per share in the event that the Common Stock of Bion trades with a closing price between $3.00 and $4.00 per share for 20 consecutive trading days prior to exercise; and, iii) in any other case $2.00 per share. These warrants are governed by the terms of the Shareholder Agreement executed on December 23, 1999 (see our Form 8-K dated December 11, 1999, Item 5.1.d and Exhibit 10.3 thereto). Additionally, Southview agreed to provide $500,000 of funding for working capital under the terms of a promissory note, and during January 2001 advanced $200,000 for working capital purposes under the terms of the note. See Exhibit 99.2 herein.
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     3.  Beginning December 4, 2000, George Bloom joined us as Senior
Technical Officer, working on all technology and engineering aspects of our business. Mr. Bloom received options to purchase 80,000 shares of unrestricted common stock at $2.20 per share, with 26,667 shares vesting on December 4, 2000; 26,667 vesting on November 1, 2001; and 26,666 vesting on November 1, 2002, and all exerciseable until December 31, 2003. See Exhibit
99.3 herein.

     4. We have successfully completed the initial testing of the second generation of the Bion NMS (Nutrient Management System) which accelerated the processing efficiency and speed, and are advancing the implementation of the prototype of the full enclosed system as announced in our press release of December 12, 2000. See our Form 8-K dated August 10, 2000 and Exhibit 99.4 herein.

     5. We are proceeding with work on the California Dairy Technology Center to design and construct the Center as described in our press release of October 12, 2000. See Exhibit 99.5 herein.

     6. We continue the process of transferring the administrative and accounting functions from Colorado to our New York City office, with completion anticipated by the end of March 2001. See our Form 8-K dated August 10, 2000.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      Listed below are the exhibits filed as a part of this report.

      EXHIBITS:

      Exhibit
      Number                        Description
      -------                       -----------

      99.1              D2 Co., LLC Management Agreement amendment
      99.2              Southview Agreement
      99.3              Bloom Agreement
      99.4              NMS Press Release of December 12, 2000
      99.5              CDTC Press Release of October 12, 2000



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                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 BION ENVIRONMENTAL TECHNOLOGIES, INC.


                                 By:  /s/ Mark A. Smith
Date: February 13, 2001               ---------------------------------
                                      Mark A. Smith
                                      Chairman and Secretary



































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